NON-QUALIFIED STOCK OPTION PLAN FOR EMPLOYEES
                  As Amended March 14, 2002

1. PURPOSE. The purpose of the Non-Qualified Stock Option Plan for Employees (the "Plan") is to enable Humana Inc., a Delaware corporation, and its subsidiaries (collectively the "Company") to attract and retain capable employees and to provide a long-range inducement for employees to remain in the management of the Company, to perform at increasing levels of effectiveness, to acquire a stake in the Company with the interest and outlook of an owner and to realize an economic benefit from any future appreciation in the price of the Company's common stock. These objectives will be promoted through the granting to employees of non-qualified options to acquire shares of common stock of the Company pursuant to the terms of the Plan.

2.    DEFINITIONS AND INTERPRETATION.

      2.1   Defined  Terms.   Except  as  otherwise  stated
herein, defined terms whenever used in this Plan, shall have the same meaning as defined in the Humana Inc. 1996 Stock
Incentive Plan for Employees or its successor.

      2.2   Gender  and  Number.   Except  when  otherwise
indicated by context, reference to the masculine gender shall include the feminine gender and any term used in the singular shall also include the plural.

3.    ADMINISTRATION.   The  Board  shall  appoint   the
committee to administer the Plan. The members of the Committee shall not be eligible to receive Options. In accordance with and subject to the provisions of the Plan, the Committee shall (a) select the employees to whom Options shall be granted; (b) determine the number of shares to be included in each Option; (c) determine the time at which the Option is to be granted; (d) define the Option period; (e) determine the duration and purposes for leaves of absences, which may be granted to an Employee on an individual basis without constituting termination of employment for purposes of the Plan; (f) determine when Options may be exercised; and (g) establish such other provisions of the Agreement as the Committee may deem necessary or desirable. The Committee shall have full authority in its discretion to determine when Options may be exercised, including the ability to accelerate exercise dates of Options previously granted under the Plan and to extend the exercise period. From time to time the Committee may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company. However, in no event may Options be repriced under the Plan without shareholder approval. The interpretation of any provision of the Plan by the Committee shall be final.

4. ELIGIBILITY. Executive Officers, as defined in the Exchange Act, and Directors of the Company are not eligible to participate in the Plan. Any other employee ("Employee") of the Company whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company shall be eligible to receive Options under the Plan.

5. SHARES AVAILABLE FOR OPTIONS. The Shares to be subject to Options under the Plan may be either authorized and unissued or held in the Treasury of the Company. As amended, the total amount of Shares for which Options may be granted under the Plan shall not exceed One Million Seven Hundred Thousand (1,700,000) Shares. The maximum number of Shares which may be authorized by the Board over the life of the Plan shall not exceed 2% of the Shares outstanding. Such number of Shares is subject to adjustment as provided herein. In the event that an Option granted under the Plan to any Employee expires, is cancelled or is otherwise terminated for any reason without having been exercised or a payment having been made, any unexercised shares covered thereby shall be available for the granting of Options under the Plan.

6. OPTION CONDITIONS. The Committee shall set forth in a related Agreement the terms, conditions and limitations applicable to each grant, including but not limited to those specified in the Plan.

7. OPTION PRICE. The Option exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the grant of such Option.

8. OPTION TERM. The term of each Option shall be fixed by the Committee.

9.    EXERCISE OF OPTION. The exercise of an Option shall
be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be exercised and accompanied by payment therefore and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an Option (a) in cash or currency of the United States of America, (b) if approved by the Committee, by tendering to the Company Shares then owned having a Fair Market Value equal to the cash exercise price of the Option being exercised, or (c) a combination of (a) and (b). Such Fair Market Value for the tendered Shares shall be determined as of the close of the business day immediately preceding the day on which the Option is exercised. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereunder until the expiration or termination of the Option.

10. TAX WITHHOLDING. With respect to any Option the Committee may, in its discretion and subject to such rules as the Committee may adopt to comply with Exchange Act, Code or other rules, permit an employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of such option by electing to
(a) have the Company collect or withhold cash; or (b) deliver to the Company, on the date on which the amount of tax to be withheld is determined (the "Tax Date"), Shares owned prior to or acquired in such Option exercise having a Fair Market Value equal to the amount of the withholding tax; or (c) a combination of (a) and (b).

11. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. If the employment of an Employee is terminated for Cause, all the Option rights of such Employee, whether or not exercisable, under any then outstanding Option shall terminate immediately.

     If the employment of the Employee is terminated for any reason other than for Cause, Retirement, death or Disability, an Option shall be exercisable by such Employee or a personal representative at any time prior to the expiration date of the Option or within ninety (90) days after the date of such termination, whichever is the shorter period, but only to the extent of the accrued right to exercise at the date of such termination.

     In the event of Retirement, an Option shall be exercisable by such Employee at any time prior to the expiration date of the Option or within two (2) years after the date of such Retirement, whichever is the shorter period, but only to the extent of the accrued right to exercise at the date of Retirement.

     In the event of death or Disability of an Employee while in the employ of the Company, all Options of such Employee then outstanding shall become immediately exercisable. In the event of death of an Employee, all Options of such Employee shall be exercisable by the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the estate of the deceased Employee at any time within two (2) years after the date of such death, regardless of the expiration date of the Option. In the event of Disability of an Employee all Options of such Employee shall be exercisable by the Employee or, if incapacitated, by a legal representative at any time within two (2) years of the date of determination of Disability regardless of the expiration date of the Options.

12. RESTRICTIONS ON TRANSFER. No Option granted under the Plan shall be transferable by an Employee other than by will or, if the Employee dies intestate, by the laws of descent and distribution of the state of such Employee's domicile at the time of death. An Option shall be exercisable during the lifetime of an Employee only by such Employee or, if incapacitated because of Disability, by a legal representative.

13. EFFECT OF CHANGE IN CONTROL. Except as may be set forth in an Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event an Employee's employment with the Company is terminated other than for Cause within two (2) years following a Change in Control, each Option held by the Employee that was exercisable as of the date of termination of the Employee's employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Employee's employment or service or the expiration of the stated term of the Option.

14. CAPITAL ADJUSTMENTS AFFECTING SHARES. In the event of a capital adjustment resulting from a stock dividend, stock split, reverse stock split, reorganization, merger, consolidation, combination or exchange of stock, spinoff or other change in corporate structure or capitalization affecting the stock, the number of Shares or other stock or securities subject to the Plan and the number of Shares or other stock or securities subject to Options shall be adjusted in a manner consistent with such capital adjustment. The purchase price of the Shares, stock or other securities subject to Options shall be adjusted so that there will be no material increase in the aggregate purchase price payable upon exercise of any such Options or other options or rights granted; provided, however, that such adjustments shall be made in a manner which preserves, without exceeding, the then existing value of the Option.

15.   CORPORATE MERGERS, ACQUISITIONS, ETC.    The
Committee may grant Options or, with the consent of the Option holder, modify Options under the Plan to include such provisions as it deems necessary and in the best interest of the Company and the Employee to preserve for the Employee the benefits of any appreciation of the underlying stock during the term of the Option, which benefits might otherwise be lost as a result of a Change in Control of the Company.

16. AMENDMENT TO THE PLAN. The Board shall have the right to amend, including the addition of Shares to the Plan, suspend or terminate the Plan at any time without the approval of Stockholders of the Company, to the extent such approval is not required pursuant to the Exchange Act, except in no event may Options be repriced without shareholders' approval.

17. EFFECTIVE DATE AND TERM OF THE PLAN. The effective date of the Plan is September 9, 1999. No Options may be granted under the Plan after September 9, 2004.

18.   MAXIMUM OPTIONS TO AN INDIVIDUAL EMPLOYEE.   No
individual  Employee  may  be granted  Options  to  purchase
Shares in excess of fifteen percent (15%) of the number of Shares available under the Plan.

19. RIGHTS OF EMPLOYEES. No Employee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Employee, and
(c) the Employee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Employee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

20. "POOLING TRANSACTION". Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control, which has been approved by the Board, which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement, or lapsing of restriction with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

21.   NON-EXCLUSIVITY OF THE PLAN.  The adoption of  the
Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

22. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

     (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

     (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

     (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

     (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

23.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

     23.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

     23.2 The obligation of the Company to sell or deliver Shares with respect to Options under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     23.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Employees the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     23.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     23.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.